Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-230378) pertaining to the Verra Mobility Corporation 2018 Equity Incentive Plan;

(2) Registration Statement (Form S-3 No. 333-260822);

(3) Registration Statement (Form S-8 No. 333-272331) pertaining to the Verra Mobility Corporation Amended and Restated 2018 Equity Incentive Plan;

of our report dated March 1, 2023, with respect to the consolidated financial statements and schedule of Verra Mobility Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2023.

/s/ Ernst & Young LLP

Phoenix, Arizona
February 29, 2024